Exhibit 99.1

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AFC Enterprises Releases Mid-Quarter Business Update For First Quarter 2004 Company Provides Update on 2003 10-K Status

ATLANTA, March 9 — AFC Enterprises, Inc. (Ticker: AFCE), the franchisor and operator of Popeyes® Chicken & Biscuits, Church’s Chicken™, Cinnabon® and the franchisor of Seattle’s Best Coffee® in Hawaii, on military bases and internationally, today announced operating performance results for the Company’s fiscal period 1, which began December 29, 2003 and ended January 25, 2004, and fiscal period 2, which began January 26, 2004 and ended February 22, 2004.

Overall Performance

Domestic Same-Store Sales Growth

The Company reported that blended domestic same-store sales growth at its restaurants, bakeries and cafes were up 3.7 percent in period 1 and up 3.1 percent in period 2 of 2004, compared to down 5.9 percent and down 6.9 percent for period 1 and period 2 of 2003. Periods 1 and 2 of 2004 represented AFC’s most improved blended domestic same-store sales performance since the first quarter of 2002.

The Company’s average check was up for all brands in both period 1 and period 2 of 2004, with Popeyes up 4.8 percent and 6.0 percent, respectively, signifying its strongest improvement since the third quarter of 2001. Church’s average check was also up 4.4 percent and 2.7 percent, respectively, and Cinnabon was up 5.9 percent and 4.9 percent, respectively.

     Domestic system-wide comparable store sales by brand were as follows:

Domestic System-wide	P1	2003	P1	2004	P2	2003	P2	2004
Comparable Store Sales		12/30/02-		12/29/03-		1/27/03-		1/26/03-
		1/26/03		1/25/04		2/23/03		2/22/04
Popeyes		(4.4%)		0.7%		(7.0%)		2.3%
Church’s		(8.7%)		8.8%		(5.7%)		4.2%
Cinnabon		(4.3%)		4.2%		(12.2%)		5.0%
Blended Domestic System-wide
Comparable Store Sales		(5.9%)		3.7%		(6.9%)		3.1%

     Specific drivers that impacted same-store sales in periods 1 and 2 of 2004 included:

–	Popeyes continued to build strength in periods 1 and 2 by focusing on bone-in chicken and boneless strips with single user dinners and family bundles, as well as launching the new advertising campaign featuring “Thrillseekers Prefer Popeyes” in period 2.

–	Popeyes marketing focus continues to be on seafood, featuring products such as new Cajun King Shrimp, Popcorn Shrimp and Catfish to increase transactions and drive profitability at the unit level.

–	Church’s showed significant improvements in its operational excellence initiative that critically evaluates each restaurant on the six key measures of product quality, product availability, order accuracy, speed of service, guest hospitality, and restaurant cleanliness.

–	Church’s promotional efforts included a Krispy Tender Strips combo and a MCI phone card promotion with the purchase of six pieces or more.

–	Cinnabon offered a combo promotion, which bundled a beverage with the classic Cinnabon, Cinnapoppers, or Cinnasticks.

“We are extremely pleased with our operational performance for the first two periods of 2004. Church’s period 1 results represented the best period performance since the first quarter of 1997 and Cinnabon had the strongest period performance since the first quarter of 2001. Popeyes continued to improve with period 2 recording the best results since the second quarter of 2002,” commented Dick Holbrook, President and COO of AFC Enterprises.

Unit Openings and Unit Count

The AFC system opened 33 restaurants, bakeries and cafes during period 1 and period 2 of 2004, compared to 43 total system-wide openings during the same periods in 2003. On a system-wide basis, AFC had 4,091 units at the end of period 2 of 2004. The composition of units at the end of period 2 of 2004 consisted of 3,133 domestic units and 958 in 36 foreign countries and Puerto Rico. This total unit count represented 435 Company owned and 3,656 franchised restaurants, bakeries and cafes.

Unit Openings

	P1	P1	P2	P2
	2003	2004	2003	2004
Popeyes	20	10	9	7
Church’s	2	7	6	5
Cinnabon	1	1	3	1
Seattle’s Best Coffee (1)	1	1	1	1
Total	24	19	19	14

Unit Count

	P1	P1	P2	P2
	2003	2004	2003	2004
Popeyes	1,726	1,805	1,727	1,803
Church’s	1,508	1,524	1,516	1,531
Cinnabon	612	619	614	617
Seattle’s Best Coffee (1)	92	139	93	140
Total	3,938	4,087	3,950	4,091

1 —	SBC units are in Hawaii, on military bases and internationally only.

     Commitments

As previously stated, the Company remains unable to participate in certain domestic franchise sales related activities until the filing of the 2004 franchise offering circulars and renewed state franchise registrations. On a system-wide basis, 6 new commitments for future development were signed during the first two periods of 2004, which comprised of 4 from Popeyes and 2 from Church’s. As of February 22, 2004, AFC had a total of 2,144 outstanding commitments for future development.

Other Key Business Matters

Status of 2003 Regulatory Filings

AFC does not expect to file its Form 10-K for 2003 by the new accelerated SEC filing timeline of March 12, 2004 due to having just recently completed its Form 10-K for 2002 and restated financial statements for 2000 and 2001. AFC is working diligently to complete the audit and file its Annual Report on Form 10-K for 2003 in March of this year. The Company will file its Form 10-Q for each of the first three quarters of 2003 subsequent to the filing of its Form 10-K for 2003. Upon completion and filing of such statements, AFC intends to begin the Nasdaq listing application process.

Outstanding Debt

AFC’s outstanding debt under its credit facility agreement, net of investments, at the end of period 2 of 2004 was approximately $119 million versus $126 million at the end of 2003.

Corporate Profile

AFC Enterprises, Inc. is the franchisor and operator of 4,091 restaurants, bakeries and cafes as of February 22, 2004, in the United States, Puerto Rico and 36 foreign countries under the brand names Popeyes® Chicken & Biscuits, Church’s Chicken™ and Cinnabon®, and the franchisor of Seattle’s Best Coffee® in Hawaii, on military bases and internationally. AFC’s primary objective is to be the world’s Franchisor of Choice® by offering investment opportunities in highly recognizable brands and exceptional franchisee support systems and services. AFC Enterprises can be found on the World Wide Web at www.afce.com .

AFC Contact Information: Felise Glantz Kissell, Vice President, Investor Relations & Finance (770) 353-3086 or fkissell@afce.com

Forward-Looking Statement: Certain statements in this release, and other written or oral statements made by or on behalf of AFC or its brands are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management’s expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are the restatement of our financial statements, the delisting of our securities from the Nasdaq National Market, adverse effects of litigation or regulatory actions arising in connection with the restatement of our financial statements, the inability to attract and retain additional qualified management personnel, our ability to comply with covenants contained in our credit facility, the cost and availability of our principal food products, labor shortages or increased labor costs, our ability to franchise new units and expand our brands, our franchisees’ ability to successfully operate existing units and open new units, changes in consumer preferences and demographic trends, competition, general economic, political and regulatory conditions and the risk factors detailed in our Annual Report on Form 10-K for the year ended December 29, 2002 and the other documents we file with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements, since those statements speak only as of the date they are made.